Exhibit 10.53

Portions of this Exhibit marked by [***] have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and, if publicly disclosed, would likely cause competitive harm to the registrant.

AMENDMENT NO. 15 AND LIMITED WAIVER TO CREDIT AGREEMENT
This AMENDMENT NO. 15 AND LIMITED WAIVER TO CREDIT AGREEMENT (this “Amendment”), dated as of March 19, 2019, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, and, for purposes of Sections 1, 2, 4, 5, 6, 7, 8, and 10 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 11, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 10, 2016, Amendment No. 2 to Credit Agreement, dated as of February 24, 2017, Amendment No. 3 to Credit Agreement, dated as of August 9, 2017, Amendment No. 4 to Credit Agreement, dated as of September 20, 2017, Amendment No. 5 to Credit Agreement, dated as of March 1, 2018, Amendment No. 6 to Credit Agreement, dated as of April 10, 2018, Consent and Amendment No. 7 to Credit Agreement, dated as of June 1, 2018, Amendment No. 8 to Credit Agreement, dated as of August 9, 2018, Amendment No. 9 and Consent to Credit Agreement, dated as of September 14, 2018, Amendment No. 10 to the Credit Agreement, dated as of September 28, 2018, Amendment No. 11 to the Credit Agreement, dated as of October 4, 2018, Amendment No. 12 to the Credit Agreement, dated as of October 31, 2018, Amendment No. 13 to the Credit Agreement, dated as of December 19, 2018, Amendment No. 14 to the Credit Agreement, dated as of January 15, 2019, and from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby), pursuant to which the Revolving Credit Lenders have provided the Revolving Credit Facility to the Borrower and the Term Loan Lenders have provided the Term Loan Facility to the Borrower; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to add an additional term loan tranche under the existing Term Loan Facility and the extension of credit and related obligations and liabilities arising from time to time thereunder shall be on a subordinated basis to the Revolving Credit Facility, and the Lenders signatory hereto are willing to consent to effect such amendments on the terms and conditions contained in this Amendment;
WHEREAS, each Loan Party hereby acknowledges and confirms that the non-compliance events on Exhibit A hereto (referred to as the “Non-Compliance Events”) have occurred or are anticipated to occur;
WHEREAS, the Borrower and the other Loan Parties have requested that the Administrative Agent and the Required Lenders waive the Non-Compliance Events on a limited basis from the date upon which this Amendment becomes effective until the occurrence of a Waiver Termination Event, as such term is defined in Section 2 herein and subject to the last paragraph thereof (the “Waiver Period”);
WHEREAS,  solely with respect to the Non-Compliance Events, the Administrative Agent and the Lenders party hereto have agreed to waive the Non-Compliance Events in accordance with the terms and conditions set forth herein;
WHEREAS, the actions of the Administrative Agent and the Lenders party hereto in entering into this Amendment are without prejudice to the rights of any of the Administrative Agent and the other Secured

Parties to pursue any and all remedies under the Loan Documents, pursuant to applicable law or in equity available to any of them in their sole discretion upon the termination (whether upon expiration thereof or otherwise) of the Waiver Period; and
WHEREAS, identification of the Non-Compliance Events in this Amendment does not constitute an agreement by the Administrative Agent, the Lenders and/or any of the other Secured Parties that there are no other Defaults or Events of Default currently existing or anticipated under the Credit Agreement or the other Loan Documents, and the Administrative Agent and the other Secured Parties have reserved all rights and remedies with respect to any such Defaults or Events of Default.
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to the Credit Agreement.
The Credit Agreement is, effective as of the Amendment No. 15 Effective Date (as defined below), hereby amended as follows:

(a)	Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order in Section 1.01:

“Amendment No. 15” means that certain Amendment No. 15 and Limited Waiver, dated as of the date of the Amendment No. 15 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 15 Effective Date” means March 19, 2019, the date on which the conditions precedent to the effectiveness of Amendment No. 15 were satisfied.
“Tranche A-1 Term Loan” has the meaning specified in Section 2.01A.
“Tranche A-1 Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01A.
“Tranche A-1 Term Loan Commitment” means, as to each Tranche A-1 Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01A in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Tranche A-1 Term Loan Lender’s name on Schedule 2.01 or opposite such caption in the Assignment and Assumption pursuant to which such Tranche A-1 Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Each Tranche A-1 Lender’s Term Loan Commitment shall be permanently reduced by the amount of Tranche A-1 Term Loans made to the Borrower by such Tranche A-1 Term Loan Lender.
“Tranche A-1 Term Loan Lender” means each Lender that has a Term Loan Commitment pursuant to Section 2.01A or holds Tranche A-1 Term Loans.
“Tranche A-2 Term Loan” has the meaning specified in Section 2.01B.
“Tranche A-2 Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01B.
“Tranche A-2 Term Loan Commitment” means, as to each Tranche A-2 Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01B in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Tranche A-2 Term Loan Lender’s name on Schedule 2.01 or opposite such caption in the Assignment and

Assumption pursuant to which such Tranche A-2 Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Each Tranche A-2 Lender’s Term Loan Commitment shall be permanently reduced by the amount of Tranche A-2 Term Loans made to the Borrower by such Tranche A-2 Term Loan Lender.
“Tranche A-2 Term Loan Lender” means each Lender that has a Term Loan Commitment pursuant to Section 2.01B or holds Tranche A-2 Term Loans.

(b)
Clause (d) of the definition of “Availability Period” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text underlined below to read in its entirety as follows:

(d) the date of the reduction of the Tranche A-1 Term Loan Commitment to zero as a result of Term Loan Borrowings made under Section 2.01A.

(c)
The definition of “Change in Law” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Change in Law” means the occurrence, (x) after the date of this Agreement, with respect to the Revolving Credit Lenders and the L/C Issuer, ~~and~~ (y) after the Amendment No. 9 Effective Date, with respect to the ~~Term Loan Lenders~~Tranche A-1 Term Loan Lenders, and (z) after the Amendment No. 15 Effective Date, with respect to the Tranche A-2 Term Loan Lenders, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

(d)	The definition of “Funding Ratio” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text underlined below to read in its entirety as follows:

“Funding Ratio” means that for each Dollar of Revolving Credit Loans made to the Borrower after the occurrence of the Initial Tranche A Term Loan Funding, a Dollar amount of Tranche A-1 Term Loans equal to (x) the amount of such Revolving Loans, plus (y) the amount of OID to be paid by the Borrower in connection with such Term Loans on the date of the applicable Term Loan Borrowing.

(e)
The definition of “Initial Tranche A Term Loan Funding” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text underlined below to read in its entirety as follows:

“Initial Tranche A Term Loan Funding” means the Borrower’s receipt of Tranche A-1 Term Loan proceeds of $10,000,000 following payment of any Amendment No. 9 Closing Fee, Initial Funding Term Loan Lender Expenses and OID in connection with such funding.

(f)
The definition of “Incremental Tranche A Term Loan Funding” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text underlined below to read in its entirety as follows:

“Incremental Tranche A Term Loan Funding” means, after the occurrence of the Initial Tranche A Term Loan Funding, the Borrower’s receipt of Tranche A-1 Term Loan proceeds of $20,000,000 (which may be made in a single Borrowing or multiple Borrowings) following payment of any OID in connection with such funding on the date of the relevant Borrowing.

(g)
The definition of “Revolving Credit Facility” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time. As of the Amendment No. ~~9~~15 Effective Date, the aggregate amount of the Lenders’ Revolving Credit Commitments shall equal $~~440,374,442.99~~346,983,706.46.

(h)	The definition of “Term Loan” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Term Loan” means a Tranche A-1 Term Loan or a Tranche A-2 Term Loan, as the context may require.

(i)	The definition of “Term Loan Borrowing” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Term Loan Borrowing” means any Tranche A-1 Term Loan Borrowing or any Tranche A-2 Term Loan Borrowing, as the context may require.

(j)	The definition of “Term Loan Commitment” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Term Loan Commitment” means, any Tranche A-1 Term Loan Commitment or any Tranche A-2 Term Loan Commitment, as the context may require.

(k)
The definition of “Term Loan Facility” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Term Loan Facility” means, at any time, ~~(a) at any time during the Availability Period in respect of such Facility, the sum of (i) the aggregate amount of the Term Loan Commitments at such time and (ii) the aggregate principal amount of all the Term Loans outstanding at such time and (b) thereafter,~~ the aggregate principal amount of all the Term Loans outstanding at such time. As of the Amendment No. 9 Effective Date, the aggregate amount of the ~~Term Loan Lenders’~~ Tranche A-1 Term Loan Lenders’ Term Loan Commitments shall equal $35,000,000, plus an amount equal to the reasonable fees and expenses incurred by the ~~Term Loan Lender~~ Tranche A-1 Term Loan Lender with respect to the preparation and negotiation of the Tranche A Last Out Facility Commitment Letter and Amendment No. 9, which amounts are reimbursable under the Tranche A Last Out Facility Commitment Letter for which related invoices have been delivered to the Borrower and the Administrative Agent within two (2) Business Days after the Amendment No. 9 Effective Date (the “Initial Funding Term Loan Lender Expenses”). As of the Amendment No. 15 Effective Date, the aggregate amount of the Tranche A-2 Term Loan Lenders’ Term Loan Commitments shall equal $10,000,000.

(l)	Section 2.01A (Term Loans) is hereby amended and restated in its entirety as follows:

2.01A    Tranche A-1 Term Loans
Subject to the terms and conditions set forth herein, each Tranche A-1 Term Loan Lender severally agrees to make loans to the Borrower in Dollars (each such loan, a “Tranche A-1 Term Loan”) from time to time, on any Business Day during the Availability Period with respect to the Term Loan Facility, in an aggregate amount not to exceed such Term Loan Lender’s Tranche A-1 Term Loan Commitment. Tranche A-1 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Subject to the other terms and conditions hereof, the Borrower may prepay the Tranche A-1 Term Loans pursuant to Section 2.05, subject to any subordination terms set forth herein. Amounts so prepaid or repaid may not be reborrowed.

(m)	Article II (The Commitments and Credit Extensions) is hereby further amended to insert the following as a new section thereof:
2.01B     Tranche A-2 Term Loans
.     Subject to the terms and conditions set forth herein, each Tranche A-2 Term Loan Lender severally agrees to make loans to the Borrower in Dollars (each such loan, a “Tranche A-2 Term Loan”) on the Amendment No. 15 Effective Date, in an aggregate amount not to exceed such Term Loan Lender’s Tranche A-2 Term Loan Commitment. Tranche A-2 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Subject to the other terms and conditions hereof, the Borrower may prepay the Tranche A-2 Term Loans pursuant to Section 2.05, subject to any subordination terms set forth herein. Amounts so prepaid or repaid may not be reborrowed.

(n)
Clause (b) of Section 2.02 (Borrowings, Conversions and Continuations of Loans) of the Credit Agreement is hereby amended by (i) deleting “Sections 4.03, 4.04 and 4.05” in the fourth sentence thereof and (ii) inserting “Sections 4.03, 4.04, 4.05 and 4.06” in lieu thereof.

(o)
Clause (b) of Section 2.02 (Borrowings, Conversions and Continuations of Loans) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(y) (A) if such Borrowing includes a Tranche A-1 Term Loan Borrowing, any Amendment No. 9 Closing Fee, Initial Funding Term Loan Lender Expenses or OID shall be netted from the amounts to be made available to the Borrower as provided above and (B) to the extent such Borrowing results in a Trigger Event or if a Repayment Deadline exists, proceeds of the applicable Term Loan Borrowing may be applied to the prepayment of Revolving Credit Loans in amounts equal to the excess of the thresholds set forth in the definition of “Trigger Event”.

(p)
Clause (f) of Section 2.02 (Borrowings, Conversions and Continuations of Loans) of the Credit Agreement is hereby amended by (i) deleting “Term Loan Borrowings” appearing therein and (ii) inserting “Tranche A-1 Term Loan Borrowings” in lieu thereof.

(q)	Clause (b)(v) of Section 2.09 (Fees) of the Credit Agreement is hereby amended by inserting the text underlined below to read in its entirety as follows:

(v)    The Borrower agrees to pay original issue discount to the Administrative Agent for the account of each Tranche A-1 Term Loan Lender on the date of each Tranche A-1 Term Loan Borrowing in an aggregate amount equal to 10.0% of the gross cash proceeds of the Tranche A-1 Term Loan received by the Borrower on the date of such Term Loan Borrowing (“OID”).

(r)
Section 4.04 (Conditions to the Initial Tranche A Term Loan Funding) of the Credit Agreement is hereby amended by (i) deleting “Term Loan Lender” each place it appears thereof and (ii) inserting “Tranche A-1 Term Loan Lender” in lieu thereof.

(s)
Section 4.05 (Conditions to the Incremental Tranche A Term Loan Fundings) of the Credit Agreement is hereby amended by (i) deleting “Term Loan Lender” each place it appears thereof and (ii) inserting “Tranche A-1 Term Loan Lender” in lieu thereof.

(t)	Article IV (Conditions Precedent to Credit Extensions) of the Credit Agreement is further hereby amended to insert the following as a new section thereof:
4.06    Conditions to Tranche A-2 Term Loan Borrowing
. The obligation of each Tranche A-2 Term Loan Lender to honor the Tranche A-2 Term Loan Borrowing is subject to the following condition precedent:
(a)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(u)	Section 5.13 (Use of Proceeds) of the Credit Agreement is hereby amended as follows:

(i)	deleting “, and” after the current clause (b) thereof and inserting “;” in lieu thereof;

(ii)	deleting “Term Loans” in the current clause (c) thereof and inserting “Tranche A-1 Term Loans” in lieu thereof;

(iii)	deleting “.” after the current clause (c) thereof and inserting “; and” after the current clause (c) thereof; and

(iv)	inserting a new clause (d) to read in its entirety as follows:
(d)     the proceeds of the Tranche A-2 Term Loans are being used by the Borrower only for working capital needs and general corporate purposes of the Borrower and its Subsidiaries.

(v)	Clause (b)(v) of Section 10.06 (Successors and Assigns) of the Credit Agreement is hereby amended by inserting the text underlined below to read in its entirety as follows:

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person, or (D) to any competitor of the Borrower or any of its Subsidiaries that is primarily engaged in an Eligible Line of Business and that has been previously identified as such, by legal entity name, by the Borrower to the Administrative Agent and provided by the Administrative Agent to the Lenders on the Platform, it being understood that the Administrative Agent shall have no responsibility for maintaining or otherwise managing any such list of competitors. No assignment of any unfunded Term Loan Commitment shall be made, except to B. Riley FBR, Inc. to the extent necessary for B. Riley FBR, Inc. to satisfy any of its obligations under the Tranche A Last Out Facility Commitment Letter. No assignment of any Revolving Credit Commitment or Revolving Credit Loan shall be made to any Term Loan Lender or any of the Term Loan Lender’s Affiliates or Subsidiaries.

(w)	Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is hereby amended and restated in its entirety in the form set out on Annex A hereto.

(x)	Exhibit A (Committed Loan Notice) to the Credit Agreement is hereby amended and restated in its entirety in the form set out on Annex B hereto.

(y)	Exhibit E-1 (Assignment and Assumption) to the Credit Agreement is hereby amended and restated in its entirety in the form set out on Annex C hereto.

2.	Limited Waiver The parties hereto hereby agree that the agreements in Section 1 of the Limited Waiver to Credit Agreement, dated March 15, 2019, shall be void upon the Amendment No. 15 Effective Date.

(a)Subject to the terms and conditions herein set forth and in reliance upon the Loan Parties’ representations, acknowledgments, agreements and warranties herein contained, including, without limitation, the satisfaction of the conditions precedent described in Section 5 herein, the Administrative Agent and the Lenders agree that during the Waiver Period, (i) the Non-Compliance Events are waived, (ii) no interest at the Default Rate will be charged, accrued or paid in respect of any Non-Compliance Event, and any such amount accrued or charged prior to the Waiver Period is waived and (iii) the condition set forth in Section 4.03(e)(iii)(y)(b) of the Credit Agreement is waived, provided that the Borrower shall not permit Liquidity, as of the Business Day immediately prior to each of (A) the date of the Committed Loan Notice with respect to any Request for Credit Extension with respect to the Revolving Credit Facility and (B) the proposed date of such Credit Extension, to be less than $35,000,000, after giving pro forma effect to the application of proceeds of the good faith intended use of such Credit Extension. The Administrative Agent’s and the Lenders’ agreement to waive the Non-Compliance Events is temporary and limited in nature and shall not be deemed: (i) to preclude or prevent the Administrative Agent, the Lenders and/or any other Secured Party from exercising any rights and remedies under the Loan Documents, applicable law or otherwise arising on account of (A) any Default or Event of Default (other than in respect of the Non-Compliance Events) or (B) the Non-Compliance Events to the extent still existing after the Waiver Period; (ii) to effect any amendment of the Credit Agreement or any of the other Loan Documents, all of which shall remain in full force and effect in accordance with their respective terms; (iii) to constitute a waiver of any other Default or Event of Default (whether now existing or hereafter occurring) or any term or provision of the Credit Agreement or any of the other Loan Documents other than the waivers contained in the first sentence of this clause (a); or (iv) to establish a custom or course of dealing among the Borrower, any other Loan Party and the Administrative Agent, the Lenders and/or any other Secured Party.
(b)The Recitals to this Amendment are hereby incorporated by reference as fully set forth herein and the Loan Parties represent, warrant, and acknowledge that such Recitals are true and correct.
(c)The limited waiver of the Non-Compliance Events shall terminate upon the occurrence of any one or more of the following events (each, a “Waiver Termination Event”):
(i)Any Loan Party repudiates or asserts a defense to any obligation or liability under this Amendment, the Credit Agreement or any other Loan Document or makes or pursues a claim against the Administrative Agent or any Lender; and/or
(ii)Any Loan Party fails to observe or perform any of its agreements, conditions or undertakings set forth in this Amendment; and/or
(iii)The occurrence or existence of any Event of Default under the Credit Agreement or any other Loan Document (except with respect to the Non-Compliance Events), or any breach or default by any Loan Party of any term, covenant, condition, representation or warranty set forth in this Amendment, in each case, whether now existing or hereafter occurring; and/or
(iv)Any representation, warranty or statement of any Loan Party contained herein or in any financial statements (other than with respect to any projections or forward looking financial information, to the extent such information was prepared in good faith) of any Loan Party provided to the Administrative Agent and/or the Lenders in connection herewith shall have been false or incorrect in any material respect (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in any respect); and/or
(v)The release of the Secured Parties set forth below is alleged to be invalid or unenforceable by any claim or proceeding initiated or commenced in favor of, through, or by any Loan Party or any other Person; and/or

(vi)The Borrower pays a fee to [***] with respect to the Vølund Project located at [***] (the “[***] Break-Up Fee”) with funds other than the Net Cash Proceeds from the issuance of the Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower or the issuance of Subordinated Debt (which, for the avoidance of doubt, shall not include any Indebtedness with respect to the Term Loan Facility) by the Borrower; and/or
(vii)The Borrower pays a fee to [***] with respect to the Vølund Projects located at [***] (the “[***]Fee”) with funds other than the Net Cash Proceeds from the issuance of the Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower or the issuance of Subordinated Debt (which, for the avoidance of doubt, shall not include any Indebtedness with respect to the Term Loan Facility) by the Borrower; and/or
(viii)The Borrower permits Liquidity, as of the Business Day immediately prior to each of (A) the date of the Committed Loan Notice with respect to any Request for Credit Extension with respect to the Revolving Credit Facility and (B) the proposed date of such Credit Extension, to be less than $35,000,000, after giving pro forma effect to the application of proceeds of the good faith intended use of such Credit Extension; and/or
(ix)The Borrower fails to deliver any Budget update or report required to be delivered pursuant to Section 6.29 of the Credit Agreement within two (2) Business Days of any such update or report having been due; and/or
(x)The Tranche A-2 Term Loan Lender fails to fund the full aggregate Tranche A-2 Term Loan Commitment on the date hereof; and/or
(xi)5:00 p.m. (New York City time) on March 29, 2019.
Notwithstanding any provision of the Credit Agreement, this Amendment or any other Loan Document to the contrary, upon the occurrence of a Waiver Termination Event, the Administrative Agent and/or the Required Lenders may, at their option, terminate the Waiver Period (provided that upon the occurrence of any of the Waiver Termination Events set forth in clauses (vi), (vii), (viii), (ix), (x) or (xi), the Waiver Period shall automatically terminate) and, at their option and without notice to the Borrower or any other Loan Party except as otherwise required by the Loan Documents, exercise any and all rights and remedies pursuant to the Loan Documents or applicable law as a result of the existence of the Non-Compliance Events or any other Default in such manner as the Administrative Agent and/or the Required Lenders in their sole and exclusive discretion determine.

3.	Joinder
From and after the Amendment No. 15 Effective Date (as defined below), pursuant to Section 10.01 of the Credit Agreement, each Tranche A-2 Term Loan Lender executing this Amendment shall become a party to the Credit Agreement and have the rights and obligations of a Tranche A-2 Term Loan Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof.

4.	Additional Agreements and Acknowledgments

(a)
The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Credit Lender who consented to this Amendment by executing and delivering to the Administrative Agent a signature page hereto prior to the Amendment No. 15 Effective Date, an amendment fee equal to 15 basis points (0.15%) of the portion of the Revolving Credit Facility held by such Revolving Credit Lender as of the Amendment No. 15 Effective Date shall be earned on the Amendment No. 15 Effective Date and shall be payable (i) on the date on which the Waiver Period terminates or (ii) on such later date as agreed by the Administrative Agent and the Required Lenders in their respective sole discretion.

(b)
The Administrative Agent and the Lenders party hereto, which constitute the Required Lenders, agree, in their respective sole discretion, that the deferred waiver fee described in Section 2(a) of the Limited Waiver to Credit Agreement, dated as of March 15, 2019, shall be payable (i) on the date on which the Waiver Period terminates or (ii) on such later date as agreed by the Administrative Agent and the Required Lenders in their respective sole discretion.

(c)
The Loan Parties acknowledge and agree that, following a Waiver Termination Event, the Administrative Agent and the Lenders have no obligation to make additional loans or otherwise extend additional credit, including without limitation, any obligation to make or fund any additional Revolving Credit Loans (or otherwise honor any Request for Credit Extension or any unfunded or undrawn Commitments), make or fund any Swing Line Loan or issue any additional Letters of Credit (and each L/C Issuer shall under no circumstances be obligated to amend, renew, extend or otherwise modify any outstanding Letter of Credit in any way), to or for the benefit of the Borrower or the other Loan Parties under the Loan Documents or otherwise, in the event that any Default or Event of Default (including any Non-Compliance Events) has occurred and is continuing and that any Credit Extension made following the Waiver Period shall be subject, in each case, to each of the terms and conditions of Section 2.01 and Section 4.03 of the Credit Agreement.

(d)
The Borrower and the other Loan Parties shall promptly provide the Administrative Agent and advisors to the Lenders with any information (financial or otherwise) that the Administrative Agent or advisors to the Lenders reasonably request, including, without limitation, projections, forecasts, budgets and information regarding liquidity, cash flow, proposed financing activities (equity or debt) and proposed corporate transactions (including, any contemplated sales or mergers); provided, that the Borrower shall notify the Administrative Agent whether or not such information constitutes material non-public information.

(e)
Each of the Borrower and the other Loan Parties hereby jointly and severally agrees, on demand, to reimburse the Administrative Agent and the Revolving Credit Lenders for all reasonable and out-of-pocket costs and expenses of the Administrative Agent and the Revolving Credit Lenders related to or in connection with this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and out-of-pocket expenses of Freshfields Bruckhaus Deringer US LLP (the “Agent’s Legal Advisor”), FTI, and any consultants, including any engineering consultant, attorneys or other professionals retained by the Administrative Agent and/or the Lenders in connection with the Loan Documents, including without limitation, in connection with (i) the negotiation and preparation of this Amendment, the enforcement of their rights and remedies under this Amendment, and (ii) the negotiation, documentation and analysis related to any “work out,” amendment to the Credit Agreement, or restructuring of the Obligations, or any of the Loan Documents (in each case, whether or not incurred prior to the date of this Amendment). All such fees, costs and expenses shall constitute Obligations under the Credit Agreement secured by the Collateral under the Security Instruments. Nothing in this Amendment shall be intended or construed to hold the Administrative Agent, the Revolving Credit Lenders or any other Secured Party liable or responsible for any expense, liability or obligation of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Loan Parties).

(f)
Each of the Borrower and the other Loan Parties hereby jointly and severally agrees to reimburse the Tranche A-2 Term Loan Lender for all reasonable and out-of-pocket costs and expenses of the Tranche A-2 Term Loan Lender related to or in connection with this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and out-of-pocket expenses of Brown Rudnick LLP; provided, however, that such fees and expenses shall be earned as of the Amendment No. 15 Effective Date and shall be payable (i) on the date on which the Waiver Period terminates or (ii) on such later date as agreed by the Tranche A-2 Term Loan Lender.

(g)
As soon as commercially reasonable and in no event later than March 29, 2019 (subject to an extension in the reasonable discretion of the Administrative Agent), the Borrower shall, as reasonably requested by the Administrative Agent, deliver executed documentation modifying the Security Instruments delivered with respect to any security interest granted by Babcock & Wilcox de Monterrey, S.A. de C.V., in form and substance reasonably satisfactory to the Administrative Agent.

(h)
The Borrower and the Loan Parties agree to deliver within four (4) Business Days after the Amendment No. 15 Effective Date, satisfactory opinions of the Loan Parties’ New York counsel regarding, among other items, due execution, enforceability and non-contravention of law of this Amendment, in form and substance satisfactory to the Administrative Agent (and consistent in scope with the prior opinion delivered by the Loan Parties’ New York counsel to the Administrative Agent in connection with Amendment No. 14)

(i)
Without any requirement of prior request, the Borrower and other Loan Parties shall promptly notify the Administrative Agent and the advisors to the Lenders of the occurrence of any Waiver Termination Event, the failure to satisfy a condition precedent or other material breach under this Amendment.

(j)
The Borrower, the Administrative Agent, and the Required Lenders reaffirm their agreement to negotiate in good faith modifications to (i) clause (e) of Section 7.03 (Investments) to limit the amount of Investments made by any Loan Party in any Foreign Subsidiary and (ii) clause (h) of Section 7.04 (Asset Sales), clause (b) of Section 7.05 (Restricted Payments), and clauses (a) and (b) of Section 7.06 (Fundamental Changes) to limit certain transactions with Foreign Security Providers. The Borrower reaffirms that the Borrower shall not, and shall cause its Subsidiaries not to, engage in any transactions with respect to its Foreign Subsidiaries outside of the ordinary course of business or outside of past practice prior to the effectiveness of such modifications (other than the payment of the [***] Break-Up Fee, in an amount not to exceed [***]).

(k)
The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 4 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement.

5.	Effectiveness; Conditions Precedent.
The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 15 Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)	counterparts of this Amendment executed by the Loan Parties, the Administrative Agent, the Tranche A-1 Term Loan Lenders, the Tranche A-2 Term Loan Lenders and the Required Lenders;

(ii)
a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 15 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist on, or would result from the occurrence of, the Amendment No. 15 Effective Date and (C) that since December 31, 2017, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect; and

(iii)
a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent as of the date hereof.

(b)
without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Revolving Credit Lenders, including on account of Freshfields Bruckhaus Deringer US LLP and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 15 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and

(c)	each of the representations and warranties made by the Borrower in Section 6 hereof shall be true and correct.
The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 5, promptly provide written notice to the Borrower, and the Revolving Credit Lenders of the effectiveness of this Amendment.

6.	Representations and Warranties.
In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:

(a)	that both immediately prior to and immediately after giving effect to this Amendment, no Default exists;

(b)
the representations and warranties contained in the Credit Agreement (as amended hereby) are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);

(c)
the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;

(d)	this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)
this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(f)
as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.

7.	Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.

By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:

(a)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

(b)
expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;

(c)
to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;

(d)	agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and

(e)
acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code).

8.	Releases; Waivers.

(a)
By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 8.

(b)
By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

9.	Entire Agreement.
This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof.

None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

10.	Full Force and Effect of Credit Agreement.
This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

11.	Counterparts; Effectiveness.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

12.	Governing Law; Jurisdiction; Waiver of Jury Trial.
THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated by herein by this reference.

13.	Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.	References.
All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

15.	Successors and Assigns.

This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

16.	Lender Acknowledgment.
Each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 15 Effective Date specifying its objection thereto.

17.	Amendments.
This Amendment may be amended, supplemented or otherwise modified only by a written agreement signed by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders and none of the provisions hereof may be waived without the prior written consent of the Administrative Agent and the Required Lenders.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
BABCOCK & WILCOX ENTERPRISES, INC.

By: /s/ Orville Lunking
Name: Orville Lunking
Title:    Vice President & Treasurer

Acknowledged and Agreed for purposes of Sections 1, 2, 4, 5, 6, 7, 8, and 10 of the Amendment:

Americon Equipment Services, Inc.
Americon, LLC
Babcock & Wilcox Construction Co., LLC
Babcock & Wilcox Ebensburg Power, LLC
Babcock & Wilcox Equity Investments, LLC
Babcock & Wilcox Holdings, LLC
Babcock & Wilcox India Holdings, Inc.
Babcock & Wilcox International Sales and Service Corporation
Babcock & Wilcox International, Inc.
BABCOCK & WILCOX POWER GENERATION GROUP CANADA CORP.
Babcock & Wilcox SPIG, Inc.
Babcock & Wilcox Technology, LLC
babcock & wilcox DE mONTERREY, S.A. de c.v.
Delta Power Services, LLC
Diamond Operating Co., Inc.
Diamond Power Australia Holdings, Inc.

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

Diamond Power China Holdings, Inc.
Diamond Power Equity Investments, Inc.
Diamond Power International, LLC
DPS Anson, LLC
DPS Berlin, LLC
DPS Cadillac, LLC
DPS Florida, LLC
DPS Gregory, LLC
DPS Mecklenburg, LLC
DPS Piedmont, LLC
Ebensburg Energy, LLC
O&M Holding Company
Power Systems Operations, Inc.
SOFCo EFS Holdings LLC
The Babcock & Wilcox Company

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: BABCOCK & WILCOX EBENSBURG POWER, LLC, as General Partner

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

Lenders:

BANK OF AMERICA, N.A., as Lender and Swing Line Lender

By: /s/ Stefanie Tanwar
Name: Stefanie Tanwar
Title: Director

Banc of America Credit Products, Inc, as Lender
By: /s/ Margaret Sang
Name: Margaret Sang
Title: Vice President

BNP Paribas, as Lender
By: /s/ Pierre Nicholas Rogers
Name: Pierre Nicholas Rogers
Title: Managing Director

By: /s/ Joseph Mack
Name: Joseph Mack
Title: Vice President

THE BANK OF NOVA SCOTIA, as Lender

By: /s/ Sanaa Khatri
Name: Sanaa Khatri
Title: Associate Director

By: /s/ Justin Mitges
Name: Justin Mitges
Title: Director

COMPASS Bank dba BBVA COMPASS, as Lender

By: /s/ Bruce Bingham
Name: Bruce Bingham
Title: Vice President

CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK, as Lender

By: /s/ Yurly A. Tsyganov
Name: Yurly A. Tsyganov
Title: Director

By: /s/ Kathleen Sweeney
Name: Kathleen Sweeney
Title: Managing Director

CITIZENS BANK, N.A., as Lender

By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

HANCOCK WHITNEY BANK, as Lender

By: /s/ Jeremy J. Martin
Name: Jeremy J. Martin
Title: Vice President

JP Morgan Chase Bank, N.A., as Lender
By: /s/ Patricia S. Carpen
Name: Patricia S. Carpen
Title: Executive Director

MUFG Bank, Ltd., as Lender

By: /s/ David Helffrich
Name: David Helffrich
Title: Director

The Northern Trust Co., as Lender

By: /s/ Robert P. Veltman
Name: Robert P. Veltman
Title: Vice President

PNC Bank, National Association, as Lender

By: /s/ Mark Starnes
Name: Mark Starnes
Title: Vice President

TD Bank, N.A., as Lender

By: /s/ Bethany Buitenhuys
Name: Bethany Buitenhuys
Title: Vice President

U.S. Bank, N.A, as Lender

By: /s/ David C. Heyson
Name: David C. Heyson
Title: Senior Vice President

Wells Fargo Bank, N.A., as Lender

By: /s/ Reginald Dawson
Name: Reginald Dawson
Title: Managing Director

B. RILEY FINANCIAL, INC., as Lender

By: /s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: CFO & COO

VINTAGE CAPITAL MANAGEMENT, LLC., as Lender

By: /s/ Brian Kahn
Name: Brian Kahn
Title: Managing Member

Exhibit A - Non-Compliance Events

1.
Any Default or Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower receiving a qualification from the Borrower’s Accountant in non-compliance with Section 6.01(b) of the Credit Agreement.

2.
Any Default or Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 6.01(c) of the Credit Agreement to deliver a Compliance Certificate with any financial statement delivered pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement that (i) shows in reasonable detail the calculations used to determine the Senior Leverage Ratio and demonstrating compliance with each of the other financial covenants in Section 7.16 of the Credit Agreement, and (ii) stating no Default has occurred or is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto.

3.
Any Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 6.29 of the Credit Agreement to deliver, in form and substance satisfactory to the Administrative Agent and prior to 5:00 pm (New York City time) on the tenth (10th) Business Day of each calendar month, an update to the Budget covering the 13-week period after the week’s end of the week in which such day occurs.

4.
Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 6.34 of the Credit Agreement to complete the specified milestone in accordance with the schedule set forth on Exhibit A to Amendment No. 14 with respect to the Vølund Project located at [***].

5.
Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.16(a) of the Credit Agreement to maintain an Interest Coverage Ratio greater than or equal to 1.00 to 1.00 as of the Fiscal Quarter ended December 31, 2018.

6.
Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.16(b) of the Credit Agreement to maintain a Senior Leverage Ratio less than or equal to 9.00 to 1.00 as of the Fiscal Quarter ended December 31, 2018.

7.
Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.19 of the Credit Agreement not to permit the recognized and accounted for costs, expenses, losses and/or reductions in Consolidated Net Income experienced in connection with the Vølund Projects listed on Exhibit B to Amendment No. 5 (exclusive of certain recognized foreign exchange losses) to exceed $40,000,000.

8.	Any Event of Default under Section 8.01(k)(y) of the Credit Agreement with respect to the Vølund Project located at [***].

9.	Any Event of Default under Section 8.01(k)(z) of the Credit Agreement with respect to the Vølund Projects located at [***].

Annex A
Commitments and Applicable Percentages

[On file with the Administrative Agent]

Annex B
Committed Loan Notice

[Please see attached]

Annex C
Assignment and Assumption

[Please see attached]